UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	June 11, 2013
(Date of earliest event reported)	June 10, 2013

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

On June 10, 2013, we announced we will discontinue operating our Energy Services segment through an accelerated wind down process, releasing non-affiliated, third-party natural gas transportation and storage contracts to interested parties. Our board of directors authorized this action on May 22, 2013.

Our energy services segment continues to face challenging industry conditions that show no signs of improving. Increased natural gas supply and infrastructure, coupled with lower natural gas price volatility, have narrowed seasonal and location natural gas price differentials, resulting in limited opportunities to generate revenues to cover our fixed costs on this contracted storage and transportation capacity.

As a result, we expect to incur a non-cash, after-tax write down of approximately $75 million in the second quarter 2013 and additional non-cash, after-tax write downs of up to $25 million between July 1, 2013, and April 1, 2014, with most occurring in 2013, subject to the release or assignment of the remaining natural gas transportation and storage contracts.

The wind down is expected to be substantially completed by April 2014; however, cash payments are expected to continue on certain natural gas transportation, storage and other contracts with terms expiring after April 2014. We expect future cash expenditures from the write downs to total approximately $100 million on an after-tax basis with approximately $15 million paid in 2013, $35 million in 2014, $25 million in 2015 and $25 million over the period 2016 through 2023.

The energy services segment currently employs 49 people, substantially all of them in Tulsa. The affected employees were notified on June 10, 2013, that the company anticipates offering affected employees positions in other parts of the company and that those employees not offered positions will be entitled to receive severance benefits. We do not expect the total charge attributable to any severance benefits will be material.

Item 7.01	Regulation FD Disclosure

On June 10, 2013, we announced we will discontinue operating our Energy Services segment through an accelerated wind down process, releasing non-affiliated, third-party natural gas transportation and storage contracts to interested parties. As a result, we reduced our 2013 earnings guidance. A copy of the news release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01		Financial Statements and Exhibits

	(d)	Exhibits

Exhibit Number	Description

99.1		News release issued by ONEOK, Inc. dated June 10, 2013.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	June 11, 2013	By:	/s/ Derek S. Reiners
Derek S. Reiners Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	News release issued by ONEOK, Inc. dated June 10, 2013.

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